Exhibit 99

AMENDMENT OF RIGHTS AGREEMENT
AND
CERTIFICATION OF COMPLIANCE WITH SECTION 26

Pursuant to Section 26 of the Rights Agreement ("Agreement") dated December 22, 2000, between PG&E Corporation (the "Corporation") and Mellon Investor Services LLC (the "Rights Agent"), the Corporation and the Rights Agent hereby amend the Agreement as of February 18, 2004, as provided below.

1. Section 7(a) of the Agreement is amended by deleting clause (ii) thereof and replacing it with the following: "(ii) the Close of Business on the date that Pacific Gas and Electric Company's confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code becomes effective."

The undersigned officer of the Corporation, being an appropriate officer of the Corporation and authorized to do so by resolution of the Board of Directors of the Corporation dated as of February 18, 2004, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 26 of the Agreement.

PG&E CORPORATION

By ROBERT D. GLYNN, JR. Name: Robert D. Glynn, Jr. Title: Chairman of the Board, Chief Executive Officer, and President

Acknowledged and Agreed:

MELLON INVESTOR SERVICES LLC

By    JOSEPH THATCHER
 Name:   Joseph Thatcher
Title:     Vice President